                                                                EXHIBIT 4(e)(14)

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                                   FORM OF

                              FIRST AMENDMENT TO

                        LEASE AGREEMENT (AA 1992 AF-1)

                     (Redesignated AA 1995 PTC Series AA)

                          Dated as of June 15, 1995

                                   between

                          WILMINGTON TRUST COMPANY,

                            not in its individual
                             capacity but solely
                             as Owner Trustee, as
                                    Lessor

                                     and

                           AMERICAN AIRLINES, INC.,

                                      as Lessee




                         One Boeing 767-323ER Aircraft
                                     N374AA



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                                   Series AA


                                                         TABLE OF CONTENTS

                                                                                                                     Page
Section 1.   Amendment to Section 1 of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 2.   Amendment to Section 3 of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 3.   Amendment to Section 6 of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 4.   Amendment to Section 7 of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 5.   Amendment to Section 9 of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 6.   Amendment to Section 10 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 7.   Amendment to Section 11 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 8.   Amendment to Section 12 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 9.   Amendment to Section 14 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 10.  Amendment to Section 15 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 11.  Amendment to Section 16 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 12.  Amendment to Section 18 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 13.  Amendment to Section 19 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 14.  Amendment to Section 20 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 15.  Amendment to Section 25 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 16.  Effectiveness of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 17.  Ratification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 18.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26





                                   Series AA

                            FIRST AMENDMENT TO LEASE
                            AGREEMENT (AA 1992 AF-1)
                      (Redesignated AA 1995 PTC Series AA)


                 This FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as this "Lease Amendment"), dated as of June 15, 1995, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, with its principal place of business at Rodney Square North, 1101 N. Market Street, Wilmington, Delaware 19890-0001, not in its individual capacity, except as expressly stated herein and in the Lease referred to below, but solely as Owner Trustee under a certain Trust Agreement (AA 1992 AF-1), dated as of June 15, 1992, and its permitted successors and assigns ("Lessor"), and AMERICAN AIRLINES, INC., a Delaware corporation with its principal place of business at Dallas/Fort Worth International Airport, Texas 75261-9616 and its permitted successors and assigns ("Lessee").

                              W I T N E S S E T H:

                 WHEREAS, Lessee, the Owner Participant (as defined in the Original Participation Agreement referred to below, the "Owner Participant"), Trust Company Bank ("TCB") as Original Loan Participant, Lessor and NationsBank of Georgia, National Association, a national banking association (the "Indenture Trustee"), entered into that certain Participation Agreement (AA 1992 AF-1), dated as of June 15, 1992 (the "Original Participation Agreement"), providing for the sale and lease of one Boeing 767-323ER aircraft bearing U.S. Registration Number N374AA and Manufacturer's Serial Number 25201 (the "Aircraft");

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Lessor and the Indenture Trustee entered into that certain Trust Indenture and Security Agreement (AA 1992 AF-1), dated as of June 15, 1992 (such Trust Indenture and Security Agreement, as supplemented by Trust Agreement and Indenture Supplement No. 1 (AA 1992 AF-1), dated June 17, 1992 the "Original Indenture"), pursuant to which the Lessor issued to TCB a certificate substantially in the form set forth in Section 2.01 of such Original Indenture as evidence of the loan then being made by TCB;




                                  Series AA

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Lessor and Lessee entered into a Lease Agreement (AA 1992 AF-1) relating to the Aircraft, dated as of June 15, 1992 (such Lease Agreement, as supplemented by Lease Supplement No. 1 (AA 1992 AF-1), dated June 17, 1992, the "Lease"; capitalized terms used herein without definition having the meanings set forth therefor in the Lease), whereby, subject to the terms and conditions set forth therein, Lessor agreed to lease to Lessee, and Lessee agreed to lease from Lessor, the Aircraft on its Delivery Date;

                 WHEREAS, a counterpart of the Lease was recorded by the Federal Aviation Administration on June 18, 1992, and assigned Conveyance No. WW41683;

                 WHEREAS, Section 20 of the Original Participation Agreement contemplates the redemption of the Loan Certificates (as such term is defined in the Original Indenture) pursuant to Section 2.12 of the Original Indenture as part of a refunding or refinancing operation and Section 3(e) of the Lease contemplates the adjustment of Rent in the event of such a refunding or refinancing operation; and the Lessee has given its written notice to the Owner Participant and the Owner Trustee, pursuant to such Section 20, of its desire to implement such a refunding or refinancing operation;

                 WHEREAS, in order to accomplish such redemption (i) Lessee, the Owner Trustee, the Indenture Trustee, TCB and State Street Bank and Trust Company of Connecticut, National Association (the "Loan Trustee"), have entered into the Instrument of Resignation, Appointment and Acceptance, dated as of the date hereof (the "Instrument of Resignation"), pursuant to which the Indenture Trustee has resigned under the Original Indenture, and TCB, Lessee and the Owner Trustee have accepted such resignation and the appointment of the Loan Trustee as successor to the Indenture Trustee, (ii) Lessee, the Owner Participant, Lessor, the Indenture Trustee, TCB, State Street Bank and Trust Company of Connecticut, National Association, as Trustee (in such capacity, the "Pass Through Trustee") under one or more separate Pass Through Trust Supplements (entered into pursuant to the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between the Lessee and the Pass Through Trustee) with Lessee, each dated as of the date hereof, and the Loan Trustee have entered into a Refunding Agreement (AA 1995 PTC Series AA), dated as of June 2, 1995 (the "Refunding Agreement"), and (iii) Lessor and the Loan Trustee

                                   Series AA
have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement (AA 1995 PTC Series AA) (such amended and restated Indenture, the "Trust Indenture" or the "Indenture"); and

                 WHEREAS, in order to carry out the provisions of Section 20 of the Original Participation Agreement and the provisions of the Refunding Agreement, including, without limitation, Section 6 thereof, Lessor and Lessee wish to amend the Lease by entering into this Lease Amendment;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                 Section 1. Amendment to Section 1 of the Lease. (a) Section 1 of the Lease is amended by deleting the definitions of "Break Amount" and "Debt Rate".

                 (b) The definition of "Certificate" is amended by inserting the words "provided that from and after the Refunding Date (as defined in the Refunding Agreement) the term "Certificate" shall mean and include any Equipment Note" between the words "Trust Indenture" and ".".

                 (c) The definition of "Event of Loss" is amended by deleting the word "Certificates" and substituting therefor the words "Equipment Notes", and by deleting the words "the date on which notice of payment of the Certificates is given pursuant to Section 2.14 of the Trust Indenture" and substituting therefor the words "the date of any notice of redemption of Equipment Notes relating to the occurrence of any such event".

                 (d) The definition of "Indenture Trustee" is amended by inserting the words ", including (upon the execution of the Instrument of Resignation, as defined in the Refunding Agreement) State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee" between the words "Trust Indenture" and ".".

                 (e) The definition of "Loan Participant Liens" is amended by inserting the words "affecting or in respect of the Aircraft, the Airframe, any Engine or any interest therein or in this Lease or the Trust Estate or the Indenture Estate or any interest therein" after the words "means Liens".

                                   Series AA

                 (f) The definition of "Stipulated Loss Value" is amended by deleting the words "Break Amount, if any," and substituting therefor the words "Swap Breakage Loss, if any"; and by deleting the last two sentences thereof and by deleting from the end of clause (i) of the first sentence thereof the words "as such percentage may be adjusted as provided below,".

                 (g) The definition of "Supplemental Rent" is amended by adding at the end thereof after the words "with reference thereto" the words "and Make-Whole Amount, if any, or Swap Breakage Loss, if any, as the case may be, payable in accordance with Section 3(c) hereof".

                 (h) The definition of "Tax Indemnity Agreement" is amended by adding at the end thereof the phrase ", as the same may be modified, amended or supplemented from time to time".

                 (i) The definition of "Termination Value" is amended by deleting the words "Break Amount, if any" and substituting therefor the words "Make-Whole Amount, if any, or Swap Breakage Loss, if any, as the case may be,"; and by deleting the last two sentences thereof and by deleting from the first sentence thereof the words "as such percentage may be adjusted as provided below". The definition of "Termination Value" is further amended by deleting the words "such Event of Loss" and substituting therefore the words "such Lease termination" in each place where such words appear.

                 (j) The definition of "Trustee's Liens" is amended by deleting the word "5.04" and substituting therefor the word "9.09".

                 (k) The definitions of "Business Day", "Federal Aviation Act", "Indenture", "Lease Period", "Lease Period Date", "Loan Certificate", "Loan Participant", "Operative Documents", "Overdue Rate", "Rent Schedule", "Transaction Costs" and "Trust Indenture" contained in Section 1 of the Lease are amended in their entirety to read as follows:

                 "Business Day" means (i) if such day relates to a payment or prepayment of principal of or interest on the Equipment Notes (or Basic Rent the proceeds of which will be utilized for such purpose) or a notice by Lessor with respect to any such payment or prepayment, any day on which dealings in Dollar deposits are carried out in the London interbank market, other than a

                                   Series AA

         Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and state in which the principal corporate trust office of the Owner Trustee is located, the city and state in which the principal corporate trust office of the Loan Trustee is located or the city and state in which the Loan Trustee disburses funds and (ii) in all other cases, any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and state in which the principal corporate trust office of the Owner Trustee is located or the city and state in which the principal corporate trust office of the Loan Trustee is located or the city and state in which the Loan Trustee disburses funds.

                 "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended, including as repealed and restated in subtitle VII of Title 49 of the United States Code. References in any Operative Document to any section of the Federal Aviation Act shall be deemed to refer to the corresponding provision of Title 49 of the United States Code.

                 "Indenture" means the Trust Indenture.

                 "Lease Period" means (i) the period from June 15, 1995 to and including July 1, 1995 and (ii) each of forty-four consecutive semi-annual periods thereafter, the first such semi-annual period commencing and including July 2, 1995 and each of the remaining periods commencing on and including the next subsequent Lease Period Date (other than July 2, 2017).

                 "Lease Period Date" means July 2, 1995 and each succeeding January 2 and July 2 to and including July 2, 2017, together with the Base Lease Expiration Date; provided that during any Renewal Term, the "Lease Period Date" shall include each succeeding January 2 and July 2 during such Renewal Term.

                 "Loan Certificate" has the meaning set forth for the term "Certificate" herein.

                 "Loan Participant" has the meaning specified in the Trust Indenture.

                                   Series AA

                 "Operative Documents" means this Agreement, each Lease Supplement, the Participation Agreement, the Trust Indenture, the Equipment Notes, each Trust Agreement and Indenture Supplement, the Trust Agreement, the Bills of Sale, the Purchase Agreement Assignment, the Refunding Agreement, the Rent Schedule and the Tax Indemnity Agreement.

                 "Overdue Rate" means (i) with respect to the portion of any payment of Rent that would be required to be distributed to a Loan Participant pursuant to the terms of the Trust Indenture, the Past Due Rate applicable to the Equipment Notes held by such Loan Participant and (ii) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Trust Indenture or would be payable pursuant to the terms of any of the Operative Documents directly to Lessor, the Owner Participant, or the Owner Trustee in its individual capacity, the lesser of 2% over the Base Rate and the maximum interest rate from time to time permitted by law.

                 "Rent Schedule" means the Rent Schedule (AA 1992 AF-1), dated as of June 15, 1992, among Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee named therein, as amended and restated as the Amended and Restated Rent Schedule (AA 1995 PTC Series
         AA), dated as of the date hereof, among Lessee, the Owner Participant, the Owner Trustee, the Loan Trustee and the Indenture Trustee, as the same may be further modified, supplemented or amended from time to time pursuant to the applicable provisions of the Operative Documents.

                 "Transaction Costs" has the meaning set forth in Section 3(e) hereof.

                 "Trust Indenture" or "Indenture" means the Trust Indenture and Security Agreement (AA 1992 AF-1), dated as of June 15, 1992 between Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee) and the Indenture Trustee named therein, as amended and restated as the Amended and Restated Trust Indenture and Security Agreement (AA 1995 PTC Series AA), dated as of the date hereof, as the same may be further modified, supplemented or

                                   Series AA
         amended from time to time pursuant to the applicable provisions thereof.

                 (l) The following definitions of "Average Certificate Rate", "Bank Equipment Note", "Equipment Note", "Loan Trustee", "Make-Whole Amount", "Outstanding", "Pass Through Certificates", "Pass Through Equipment Note", "Pass Through Trust", "Pass Through Trust Agreement", "Pass Through Trust Supplement", "Pass Through Trustee", "Permitted Transferee", "Refunding Agreement", "Swap Breakage Loss" and "Termination Contract Date" shall be inserted in Section 1 of the Lease in alphabetical order:

                 "Average Certificate Rate" means the weighted average interest rate applicable to the Equipment Notes at the time outstanding, computed on the basis of a 360-day year of twelve 30-day months.

                 "Bank Equipment Note" has the meaning specified in the Trust Indenture.

                 "Equipment Note" has the meaning specified in the Trust Indenture.

                 "Loan Trustee" means State Street Bank and Trust Company of Connecticut, National Association, as successor trustee to the Indenture Trustee, and each other Person that may from time to time be acting as loan trustee under the Trust Indenture.

                 "Make-Whole Amount" means the Make-Whole Amount (as defined in the Trust Indenture), if any, payable pursuant to Section 6.01(b) of the Trust Indenture. Notwithstanding anything to the contrary set forth herein or in any other Operative Document, Make-Whole Amount shall be payable solely with respect to the Pass Through Equipment Notes, and Make-Whole Amount shall not be calculated or payable with respect to the Bank Equipment Notes.

                 "Outstanding" or "outstanding", when used with respect to Equipment Notes, has the meaning set forth in the Trust Indenture.

                 "Pass Through Certificates" means any of the Pass Through Certificates issued pursuant to any of the Pass Through Trust Supplements.

                                   Series AA

                 "Pass Through Equipment Note" has the meaning specified in the Trust Indenture.

                 "Pass Through Trust" means each Pass Through Trust created pursuant to a Pass Through Trust Supplement.

                 "Pass Through Trust Agreement" means the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between Lessee and the Pass Through Trustee, as originally executed and as modified, supplemented or amended pursuant to the applicable provisions thereof.

                 "Pass Through Trust Supplement" means Pass Through Trust Supplement No. 1, dated as of June 15, 1995, to the Pass Through Trust Agreement, each between Lessee and the Pass Through Trustee, as originally executed and as modified, supplemented or amended pursuant to the applicable provisions thereof.

                 "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as Trustee under the Pass Through Trust Supplement, and each other person which may from time to time be acting as successor trustee under the Pass Through Trust Supplement.

                 "Permitted Transferee" shall have the meaning set forth in the Participation Agreement.

                 "Refunding Agreement" means that certain Refunding Agreement (AA 1995 PTC Series AA) dated as of June 2, 1995, among the Lessee, the Owner Participant, the Lessor, the Initial Bank Lender, the Pass Through Trustee under each Pass Through Trust Supplement, the Original Loan Participant, the Indenture Trustee and the Loan Trustee, as originally executed and as modified, supplemented or amended pursuant to the applicable provisions thereof.

                 "Swap Breakage Loss" means Swap Breakage Loss (as defined in the Refunding Agreement), if any. Notwithstanding anything to the contrary set forth herein or in any other Operative Document, Swap Breakage Loss shall be payable solely with respect to the Bank Equipment Notes, and Swap Breakage Loss shall not be calcu-

                                   Series AA
         lated or payable with respect to the Pass Through Equipment Notes.

                 "Termination Contract Date" means the thirtieth day preceding any Termination Date or, if such day is not a Business Day, the next succeeding Business Day.

                 Section 2. Amendment to Section 3 of the Lease. (a) Section 3(b) is amended by deleting the word "semiannual" in the first sentence thereof, and by deleting the second paragraph thereof.

                 (b) The penultimate paragraph of Section 3(b) of the Lease is amended by inserting the word "Outstanding" between the words "and interest on the" and "Certificates required to be paid".

                 (c) Section 3(c) of the Lease is amended in its entirety to read as follows:

            "(c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent (i) on demand, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid, (ii) (A) in the case of any redemption or purchase of Equipment Notes requested or consented to by the Lessee pursuant to Section 17 of the Participation Agreement, the Make-Whole Amount, if any, payable pursuant to Section 6.01(b) of the Trust Indenture and the Swap Breakage Loss, if any, incurred by each Bank Lender or (B) in the case of an acceleration or redemption (or purchase in lieu of redemption) of the Equipment Notes, in either case resulting from an Indenture Event of Default that also constitutes an Event of Default, the Swap Breakage Loss, if any, incurred by each Bank Lender; and (iii) all Additional Costs payable by Lessor under Section 14(a) of the Refunding Agreement; provided that notwithstanding anything to the contrary

                                   Series AA
         set forth in any Operative Document or any document or instrument relating thereto, Lessee shall have no responsibility or liability for any amounts payable to any Loan Participant in respect of (x) Make-Whole Amount, if any, payable thereon as a result of a redemption or purchase of the Equipment Notes pursuant to Section 6.01(b)(2) of the Trust Indenture without the prior written consent of Lessee or (y) an Indenture Default that does not also constitute an Event of Default. All Supplemental Rent to be paid pursuant to this Section 3(c) shall be payable in the type of funds and in the manner set forth in Section 3(d)."

                 (d) Section 3(d) of the Lease is amended by deleting the words "Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (AA 1992 AF-1)" and substituting therefor the words "Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (AA 1992 AF-1) (redesignated AA 1995 PTC Series AA)"; by deleting the words "at the offices of the Indenture Trustee at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308, Attention: Corporate Trust Department (AA 1992 AF-1), or at such other location in the United States as the Indenture Trustee may otherwise direct" and substituting therefor the words "to the account of the Loan Trustee at State Street Bank and Trust Company, Boston, Massachusetts, or at such other location in the United States as the Loan Trustee may otherwise direct"; and by inserting at the end of the last sentence thereof the words:"; provided that, with respect to any payment of Basic Rent for which the proceeds will be utilized to pay principal of or interest on any Equipment Notes, if by virtue of such extension the date of payment would fall in the next succeeding calendar month, then such sum shall be payable on the next preceding Business Day".

                 (e) Section 3(e) of the Lease is amended by deleting the words "the Transaction Costs (as such term is defined in Section 18(a) of the Participation Agreement)" and by substituting the words "the expenses paid by the Owner Participant pursuant to Section 12 of the Refunding Agreement and
Section 9(a) of the Participation Agreement (except for any fees and out-of-pocket expenses paid or payable to any financial advisor to the Owner Participant) and such other expenses as the Lessee shall expressly agree in writing constitute "Transaction Costs" hereunder (the "Transaction Costs")"; and by deleting the figure "1.0%" and substituting therefor the figure "1.0088%", and by deleting

                                   Series AA
therefrom the words "or Section 20, as applicable" and "or Section 20" each time such words appear.

                 Section 3. Amendment to Section 6 of the Lease. Clause (i) of Section 6 of the Lease is amended in its entirety to read as follows:

                 "(i) the respective rights of Lessor and Lessee as herein provided, the Lien created under the Trust Indenture, the rights of Lessor under the Purchase Agreement Assignment and the rights of the Owner Participant, the Owner Trustee, the Indenture Trustee, each Loan Participant and the Pass Through Trustee (in its capacity as a Loan Participant and in its capacity as Pass Through Trustee) under the Trust Agreement, the Trust Indenture, the Participation Agreement, the Refunding Agreement, the Pass Through Trust Agreement and the Pass Through Trust Supplements,".

                 Section 4. Amendment to Section 7 of the Lease. (a) The second sentence of Section 7(a)(i) of the Lease is amended by deleting the words "and 9(n)" and adding after the words "Participation Agreement" the words and "Section 7.02 of the Trust Indenture."

                 (b) Clause (ix) of Section 7(b) of the Lease is amended by deleting the words "Loan Participants" the first time such words appear and substituting therefor the words "Bank Lenders", and by deleting the words "Loan Participants" each other time such words appear and, in each case, substituting therefor the words "Bank Lenders holding a majority in principal amount of the Outstanding Bank Equipment Notes". Clause (ix) of Section 7(b) of the Lease is further amended by inserting in subdivision (d) of such clause (ix) after the words "satisfactory to Lessor" the words ", Bank Lenders holding a majority in principal amount of the Outstanding Bank Equipment Notes."

                 (c) The penultimate proviso to Section 7(b) of the Lease is amended by deleting the words "Section 4.04" and substituting therefor the words "Section 8.03".

                                   Series AA

                 (d) Section 7(c) of the Lease is amended by deleting the words "NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS INDENTURE
TRUSTEE/MORTGAGEE" and substituting therefor "STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE, MORTGAGEE".

                 Section 5. Amendment to Section 9 of the Lease. Section 9 of the Lease is amended in its entirety to read as follows:

                 "Section 9. Voluntary Termination. (a) Right of Termination. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option (i) to terminate this Lease at any time on or after the fifth anniversary of the Delivery Date, if in Lessee's good faith determination (evidenced by a certificate of a Responsible Officer of Lessee to such effect) the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee, and (ii) at any time on or after the eighth anniversary of the Delivery Date to terminate this Lease for any reason whatsoever, in each case by delivering to Lessor a written notice of termination specifying a proposed date of termination (the "Termination Date") which shall be a Business Day occurring not earlier than 90 days after the date of such notice, and, if the Termination Date is a Special Termination Date, whether or not Lessee is thereby electing to purchase the Aircraft on such Special Termination Date as provided in Section 9(e). The termination of this Lease shall, subject to the terms and conditions set forth in this
         Section 9, be effective on (i) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to sell the Aircraft, as provided below, the date of sale of the Aircraft, if any, referred to in Section 9(b), (ii) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft as provided in Section 9(d), the date of termination referred to in Section 9(d), or (iii) if Lessee has elected to purchase the Aircraft as provided in Section 9(e), the date of purchase referred to in Section 9(e). Where Lessee has not elected to purchase the Aircraft as provided for in Section 9(e), Lessor shall give Lessee irrevocable notice of its election to sell or retain the Aircraft no later than 45 days after Lessor receives the notice from Lessee referred to in the first sentence of this Section 9(a). In the event

                                   Series AA

         Lessor shall fail to give notice pursuant to the immediately preceding sentence, notice of its election to sell the Aircraft shall be deemed to have been given as of such forty-fifth day. Unless Lessor shall have given to Lessee a timely notice of its election to retain the Aircraft as provided in Section 9(d), Lessee (1) shall withdraw such termination notice on the Termination Contract Date if the Person who shall have submitted the highest cash bid notified by Lessee to Lessor or by Lessor or the Owner Participant to Lessee pursuant to Section 9(b) prior to the Termination Contract Date (or, with the consent of Lessor, another person who shall have submitted a bid for the purchase of the Aircraft, acceptable to Lessor and Lessee) shall not have entered into a binding contract of sale on or prior to such Termination Contract Date reasonably acceptable to the Owner Participant providing for the sale by Lessor without recourse or warranty (except as to Lessor's Liens) for cash of the Airframe and the Engines installed thereon to such Person (the "Contract Purchaser") (Lessor hereby agreeing, subject to Lessor's right to retain the Aircraft, promptly to execute and deliver any such contract of sale in the form thereof furnished by Lessee for execution and delivery and Lessee hereby agreeing to consult with the Owner Participant regarding the terms of such contract of sale and to submit the execution form thereof to the Owner Participant a reasonable period of time prior to the Termination Contract Date) and (2) may withdraw the termination notice referred to above at any time on or prior to the third Business Day prior to the Termination Contract Date, whereupon this Lease shall continue in full force and effect.
         In the event Lessee withdraws, on or after the third Business Day prior to the Termination Contract Date, a notice of termination given pursuant to this Section 9(a) or such notice is deemed withdrawn pursuant to the final sentence of Section 9(b), Lessee will reimburse Lessor and the Owner Participant for any reasonable out-of-pocket expenses incurred by them in connection with the proposed sale, except Lessee shall not be obligated to reimburse Lessor or the Owner Participant for any out-of-pocket expenses to the extent Lessor shall have failed to comply with its obligations under this Section 9. Lessee shall not be entitled to exercise its right of termination provided for in this Section 9(a) more than four times during the Term (not including for purposes of this sentence any exercise by Lessee of such right of

                                   Series AA
         termination immediately following a failure of this Lease to be terminated by reason of Lessor's failure to comply with its obligations under this Section 9).

                 (b) Sale of Aircraft. If Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected or is deemed to have elected to sell the Aircraft pursuant to Section 9(a), Lessee will have the option of acting as non-exclusive agent for Lessor to obtain bids for the cash purchase on or prior to the Termination Date of the Aircraft. Lessor agrees to pay Lessee a commercially reasonable brokerage fee based on the then current industry practice in the event that Lessee locates the Person who purchases the Aircraft pursuant to this Section 9(b). If Lessee acts as such agent, no later than ten Business Days prior to the Termination Contract Date, Lessee shall certify to Lessor in writing the amount and terms of each cash bid received by Lessee and the name and the address of the Person submitting each such bid. Lessor may (but need not), also, at its expense (which expense, including without limitation any broker's or finder's fees, shall be for the Owner Participant's own account), independently obtain cash bids for such purchase and, in the event Lessor receives any such bid, Lessor shall promptly, and in any event at least five Business Days prior to the Termination Contract Date certify to Lessee in writing the amount and terms of such bid and the name and address of the Person submitting such bid. Neither the Owner Participant, Lessee, nor any Affiliate of either may submit a bid for the Aircraft, directly or indirectly, in connection with such proposed sale. On the Termination Date (or such earlier date of sale as may be agreed to by Lessor and Lessee, which date shall thereafter be deemed the Termination Date), (x) Lessee shall, subject to receipt (i) by Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) of the full purchase price thereof and all amounts owing to Lessor pursuant to the next sentence and (ii) by the Persons entitled thereto of all unpaid Supplemental Rent due on or before the Termination Date, deliver the Aircraft at a location selected by Lessee to the Contract Purchaser (or such other purchaser acceptable to Lessor and Lessee), in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accor-

                                   Series AA
         dance with the terms of Section 5, and (y) Lessor shall simultaneously therewith sell, without recourse or warranty (except as to Lessor's Liens), for cash all of Lessor's right, title and interest in and to the Aircraft to such Contract Purchaser (or other purchaser). The total selling price realized at such sale shall be retained by Lessor (or, so long as the Trust Indenture shall not have been discharged, distributed by the Indenture Trustee pursuant to the terms of the Trust Indenture) and, in addition, on the Termination Date, Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), an amount equal to (I) the sum of (1) the excess, if any, of (A) the Termination Value for the Aircraft as of the Termination Date, over (B) the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant (including any brokerage fee paid to Lessee or any other Person), plus (2) that amount of interest that will accrue on the principal of all Outstanding Equipment Notes during the period from and including the Termination Date to but excluding the Redemption Date specified in Section 6.01 of the Trust Indenture, plus (3) all Supplemental Rent (including, without limitation, Make-Whole Amount, if any, and Swap Breakage Loss, if any, as the case may be, payable in connection with a redemption of any Equipment Notes resulting from a termination under this Section 9(b)) other than Termination Value, due and owing on the Termination Date, plus (4) (A) if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), or (B) if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, plus (5) all Basic Rent due and payable prior to the Termination Date and unpaid, less (II) any credit to which Lessee may be entitled as hereinafter in this Section 9(b) provided. Subject always to the provisions of the penultimate paragraph of Section 3(b), if the Termination Date with

                                   Series AA
         respect to which Termination Value is determined is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall be entitled to a credit against the amounts payable by it pursuant to this Section 9(b) in an amount equal to the lesser of (x) the Unearned Advance Basic Rent as of the Termination Date, and (y) the amount, if any, by which the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant (including any brokerage fee paid to Lessee or any other Person) exceeds the Termination Value for the Aircraft as of the Termination Date; provided that, in the event that the amount calculated pursuant to this sentence to be credited exceeds the amounts payable by Lessee pursuant to this Section 9(b), the Owner Participant shall be obligated to rebate an amount equal to such excess to Lessee. If on or prior to the scheduled Termination Date no sale of the Aircraft shall have occurred and if Lessor shall not have elected to retain the Aircraft in accordance with Section 9(d) or Lessee shall not have elected to purchase the Aircraft in accordance with Section 9(e), Lessee's notice given pursuant to Section 9(a) shall be deemed to be withdrawn as of such scheduled Termination Date and this Lease shall continue in full force and effect.

                 (c) Certain Obligations upon Sale of Aircraft. Upon the sale of the Aircraft pursuant to and in accordance with the provisions of
         Section 9(b), Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Airframe. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with the sale of the Aircraft under Section 9(b), other than to transfer to the purchaser of the Aircraft (or to such purchaser and to Lessee, as the case may be), without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft against receipt of the payments provided for herein, and to pay the amounts, if any, required to be paid by Lessor under Section 9(b) or

                                   Series AA
         this Section 9(c), and to request the Loan Trustee upon the sale of the Aircraft pursuant to Section 9(b) to execute and deliver to such purchaser (or to such purchaser and to Lessee, as the case may be) an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. Lessor agrees to notify promptly Lessee of the appointment by Lessor of any broker or finder (other than Lessee) in connection with the sale of the Aircraft pursuant to Section 9(b) and, subject to
         Section 9(b), to pay the fees or commissions of any such broker or finder employed by Lessor in connection with the sale of the Aircraft pursuant to Section 9(b).

                 (d) Retention of Aircraft by Lessor. If Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft pursuant to Section 9(a), on the Termination Date specified in Lessee's termination notice, Lessor shall pay, or cause to be paid, to the Loan Trustee in funds of the type specified in Section 3(d), an amount equal to (1) the aggregate outstanding principal amount of the Equipment Notes and all accrued interest thereon, plus (2) that amount of interest that will accrue on the principal of all Outstanding Equipment Notes during the period from and including the Termination Date to but excluding the Redemption Date specified in Section 6.01 of the Trust Indenture, plus
         (3) all other sums due and payable to the Loan Trustee on such Termination Date under the Trust Indenture, the Participation Agreement or such Equipment Notes. Subject to receipt by the Loan Trustee of such funds, on the Termination Date, (i) Lessee (x) shall deliver the Aircraft to Lessor in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all Supplemental Rent (including, without limitation, Make-Whole Amount, if any, and Swap Breakage Loss, if any, as the case may be payable in connection with a redemption of any Equipment Notes resulting from a termination under this Section 9(d)), other than Termination Value, due and owing on the

                                   Series AA

         Termination Date, and, if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to
         Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) or, if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, and all Basic Rent due and payable prior to the Termination Date and unpaid, less (B) any credit to which Lessee may be entitled as hereinafter in this Section 9(d) provided, and (ii) Lessor (x) shall transfer or cause to be transferred to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Airframe, and (y) shall request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. If the Termination Date is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall, subject always to the provisions of the penultimate paragraph of Section 3(b), be entitled to a credit against the amounts payable by it pursuant to this Section 9(d) in an amount equal to the Unearned Advance Basic Rent as of the Termination Date; provided that in the event that the Unearned Advance Basic Rent exceeds the amount payable by Lessee pursuant to this
         Section 9(d), the Owner Participant will be obligated to rebate an amount equal to such excess to Lessee. If Lessor shall fail to perform any of its obligations pursuant to this Section 9(d) and as a result thereof this Lease shall not be terminated on a proposed Termination Date, Lessor shall thereafter no longer be entitled to exercise its election to retain the Aircraft and Lessee may at its option at any time thereafter

                                   Series AA
         submit a new termination notice pursuant to Section 9(a).

                 (e) Purchase of Aircraft by Lessee. In the event that Lessee shall have elected to purchase the Aircraft on a Special Termination Date pursuant to Section 9(a), on such Special Termination Date, Lessee shall purchase the Aircraft at a price (the "Special Termination Price") equal to the greater of (i) the Termination Value for the Aircraft, computed as of the Special Termination Date and (ii) the then fair market sales value of the Aircraft, as determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal. On such Special Termination Date,
         (x) Lessee (i) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all unpaid Supplemental Rent (including, without limitation, Make-Whole Amount, if any, and Swap Breakage Loss, if any, as the case may be, payable in connection with a redemption of any Equipment Notes resulting from a termination under this Section 9(e)), other than Termination Value, due and owing on such Special Termination Date, all Basic Rent due and payable prior to the Special Termination Date and unpaid and the Basic Rent installment due and payable on the Special Termination Date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) and (ii) at its option shall either (A) pay to Lessor, in funds of the type specified in Section 3(d), the Special Termination Price, or (B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Equipment Notes (including, without limitation, any scheduled payment of principal of or accrued interest on the Equipment Notes due and payable on the Special Termination Date but only to the extent that the Basic Rent installment payable by Lessee pursuant to clause (i) above does not cover such scheduled payment of principal of or accrued interest on the Equipment Notes but excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Special Termination Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee) in accordance with Section 7.03 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the

                                   Series AA
         type specified in Section 3(d), an amount equal to the excess, if any, of the Special Termination Price over an amount equal to the sum of the principal of and any accrued and unpaid interest on the outstanding Equipment Notes on such Special Termination Date, after taking into account any payments of principal or interest made in respect of the outstanding Equipment Notes on such Special Termination Date, and (y) Lessor will sell to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft and all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Airframe and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Equipment Notes as provided for above, Lessor will request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                 (f) Termination of Lease, Etc. Upon the sale or retention or purchase of the Aircraft, as the case may be, in compliance with the provisions of this Section 9, (i) the obligation of Lessee to pay Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the applicable Termination Value Determination Date, and
         (ii) the obligation of Lessee to pay Supplemental Rent (subject to Section 3(f), other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 7(d) of the Participation Agreement or Section 10 of the Tax Indemnity Agreement or (y) in respect of liabilities and obligations of Lessee which have accrued under any Operative Document but have not been paid or which are in dispute as of the date of such sale or retention) shall cease as of the Termination Date and, in each case, the Term shall end effective as of the Termination Date.

                 (g) Termination as to Engines. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time, on at least 60 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall

                                   Series AA
         replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine."

                 Section 6. Amendment to Section 10 of the Lease. (a) The proviso to clause (i) of Section 10(a) of the Lease is amended by adding the words "promptly give notice to Lessor and the Loan Trustee and shall" after the words "then Lessee shall" and by deleting the word "fifteenth" and replacing it with the word "thirtieth".

                 (b) Clause (ii) of Section 10(a) of the Lease is amended in its entirety to read as follows:

                 "(ii) on or before the Loss Payment Date (as defined below), Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in
         Section 3(d), (A) the Stipulated Loss Value for the Aircraft, determined as of the Loss Payment Date, plus (B) all Supplemental Rent due and owing on such Loss Payment Date (including, without limitation, Swap Breakage Loss, if any, payable in connection with a redemption of Bank Equipment Notes pursuant to Section 6.01(a) of the Indenture) plus (C) if the Casualty Loss Determination Date with respect to the Stipulated Loss Value is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus
         (D) all Basic Rent due and payable prior to the Casualty Loss Determination Date and unpaid. As used herein, "Loss Payment Date" means the earliest of (x) 30 days following the date on which insurance proceeds are received with respect to such Event of Loss,
         (y) the Business Day next following the 121st day next following the date of occurrence of the Event of Loss, and (z) an earlier Business Day irrevocably specified by Lessee at least thirty days in advance by notice to Lessor and the Loan Trustee; provided, however, the Loss Payment Date shall be the date specified in the proviso to clause (i) above, if such proviso is applicable."

                                   Series AA

                 (c) Clause (C) of the penultimate paragraph of Section 10(a) of the Lease is amended by deleting the words "Exhibit A" and substituting therefor the words "Exhibit C".

                 (d) Clause (D) of the penultimate paragraph of Section 10(a) of the Lease is amended by inserting the words "or advisable" after the word "necessary" in each place where it appears.

                 (e)  Clause (E) of the penultimate paragraph of Section
10(a) of the Lease is amended by inserting after the words "furnish Lessor" the words ", each Loan Participant". Clause (E) of the penultimate paragraph of
Section 10(a) of the Lease is further amended by deleting the word "an" before the words "opinion of counsel" and substituting therefor the words "a favorable".

                 (f) Clause (F) of the penultimate paragraph of Section 10(a) of the Lease is amended by inserting after the words "furnish Lessor" the words ", each Loan Participant."

                 (g) Clause (G) of the penultimate paragraph of Section 10(a) of the Lease is amended by inserting after the words "as Lessor" the words "or the Indenture Trustee".

                 (h) Clause (H) of the penultimate paragraph of Section 10(a) of the Lease is amended by inserting after the words "furnish Lessor" the words, ", each Loan Participant". Clause (H) of the penultimate paragraph of
Section 10(a) of the Lease is further amended by deleting the words "a reasoned" and substituting therefore the word "an".

                 (i) The last sentence of the penultimate paragraph of Section 10(a) of the Lease is amended by deleting the words "the Certificate Holders" and substituting therefor the words "the Loan Participants".

                 (j) Clause (iii) of Section 10(b) of the Lease is amended by deleting the words "Exhibit A" and substituting therefor the words "Exhibit C".

                 (k) Clause (vi) of Section 10(b) of the Lease is amended by inserting the words "or advisable" after the word "necessary" each time it appears.

                                   Series AA

                 Section 7.  Amendment to Section 11 of the Lease.

                 (a) (i) The fourth sentence of Section 11(a) of the Lease is amended by inserting in subclause (iv) of such fourth sentence after the words "the Owner Participant's" the words "or any Loan Participant's".

                  (ii) The fourth sentence of Section 11(b) of the Lease is amended by inserting in subclause (iv) of such fourth sentence after the words "the Owner Participant's" the words "or any Loan Participant's".

                 (iii) The first sentence of Section 11(c) of the Lease is amended by inserting after the words ", the Indenture Trustee" the first time such words appear in such sentence the words ", the Original Loan Participant". The second sentence of Section 11(c) of the Lease is amended by inserting after the words ", the Indenture Trustee" the first time such words appear in such sentence the words ", the Original Loan Participant". The third sentence of
Section 11(c) of the Lease is amended by inserting after the words ", the Indenture Trustee" the first time such words appear in such sentence the words ", the Original Loan Participant".

                 (b) Section 11 of the Lease is amended by adding a new paragraph (e) at the end thereof, reading in its entirety as follows:

                 "(e) References to Participants. Notwithstanding anything to the contrary contained herein, for purposes of this Section 11, the term 'Loan Participants' shall mean the Pass Through Trustee and each Bank Lender, the term 'Original Loan Participant' shall mean the Pass Through Trustee and each Bank Lender and the term 'Participants' shall mean the Pass Through Trustee, each Bank Lender and the Owner Participant."

                 Section 8. Amendment to Section 12 of the Lease. Section 12 of the Lease is amended in its entirety to read as follows:

                 "Section 12. Inspection. At all reasonable times during the Term, but upon at least 5 days' prior written notice to Lessee, Lessor, the Owner Participant, the Initial Bank Lender, the Loan Trustee or the Pass Through Trustee, or their authorized representatives, may at their own expense and risk conduct a visual

                                   Series AA
         walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any regularly scheduled heavy maintenance visit for the Aircraft conducted by Lessee during the Term) and may inspect the books and records of Lessee relating thereto; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of Lessee by Lessor, the Owner Participant, the Initial Bank Lender, the Loan Trustee or the Pass Through Trustee, as the case may be, with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by Lessor, the Owner Participant, the Loan Trustee, each Bank Lender and the Pass Through Trustee and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom the Owner Participant, the Loan Trustee, any Bank Lender or the Pass Through Trustee is in good faith conducting negotiations relating to the possible transfer and sale of its interest in the Aircraft, if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. Lessee will, upon the request of Lessor at any time, notify Lessor of the time and location of the next scheduled heavy maintenance visit to be conducted by Lessee in respect of the Aircraft; provided that Lessee shall have the right in its sole discretion to reschedule, or change the location of, any maintenance visit of which it shall have notified Lessor pursuant to this sentence, Lessee hereby agreeing to use reasonable efforts to notify Lessor of any such rescheduling or change. None of the Lessor, the Pass Through Trustee, the Loan Trustee, any Bank Lender or the Owner Participant shall have any duty to make any such inspection or incur any liability or obliga-

                                   Series AA
         tion by reason of not making any such inspection. No inspection pursuant to this Section 12 shall relieve Lessee of any of its obligations under this Lease. No inspection pursuant to this Section 12 shall interfere with the use, operation or maintenance of the Aircraft or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith."

                 Section 9. Amendment to Section 14 of the Lease. Section 14(a) of the Lease is amended by inserting after the words "Basic Rent," the words "Make Whole Amount, Swap Breakage Loss,". Section 14(a) of the Lease is further amended by inserting after the words "by Lessor" the words "or the Indenture Trustee".

                 Section 10.  Amendment to Section 15 of the Lease.  (a)
Section 15(c) of the Lease is amended by deleting the term "Assumed Debt Rate" and substituting therefor "Average Certificate Rate".

                 (b) The first sentence of the last paragraph of Section 15 of the Lease is amended by deleting the remainder of the sentence following the words "responsibility or liability" and substituting therefor the words "for any Make Whole Amount or any Swap Breakage Loss payable to the Loan Participants as a result of a redemption or purchase of the Equipment Notes pursuant to Section 6.01(b)(2) of the Trust Indenture without the prior written consent of Lessee or an Indenture Default that does not also constitute an Event of Default".

                 Section 11. Amendment to Section 16 of the Lease. Section 16 of the Lease is amended by inserting in the third sentence thereof after the words "is in effect," the words "to the extent permitted by applicable law,".
Section 16 of the Lease is further amended by inserting at the end thereof the following additional sentence: "In furtherance of the foregoing, Lessor and Lessee hereby confirm their joint intent that this Lease is to be treated as a lease for Federal income tax purposes."

                 Section 12.  Amendment to Section 18 of the Lease.  Clause
(ii) of the first sentence of Section 18 of the Lease is amended in its entirety to read "if to Lessor, to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (AA 1992 AF-1) (redesignated AA 1995 PTC Series AA)", and

                                   Series AA
clause (iv) of the first sentence of Section 18 of the Lease is amended in its entirety to read "(iv) if to the Loan Trustee, to 750 Main Street, Hartford, Connecticut 06103 Attention: Corporate Trust Department, or such other address as the Loan Trustee shall from time to time designate in writing to Lessor and Lessee."

                 Section 13. Amendment to Section 19 of the Lease. Section 19 of the Lease is amended by deleting the words "the penultimate sentence of
Section 3(c)" in each place where such words appear and substituting therefor the words "the final sentence of Section 3(c)".

                 Section 14. Amendment to Section 20 of the Lease. Section 20(b) of the Lease is amended by deleting the words "July 2, 2012" in the first sentence and substituting therefor the words "July 2, 2010"; by deleting the words "Break Amount, if any, and substituting therefor the words "Make-Whole Amount, if any, or Swap Breakage Loss, if any, as the case may be, payable in connection with a redemption (or purchase in lieu of redemption) of the Pass Through Equipment Notes and Bank Equipment Notes, respectively, resulting from a termination of the Lease under this Section 20(b)"; and by deleting the words "Section 2.16" and substituting therefor the words "Section 7.01"; and by deleting the words "(except that such unpaid interest, for purposes of this Section 20(b), shall be deemed to have accrued at the Assumed Debt Rate)".

                 Section 15. Amendment to Section 25 of the Lease. Section 25 of the Lease is amended by deleting the word "3.07" and substituting therefor the word "9.03".

                 Section 16. Effectiveness of Amendments. The amendments to the Lease set forth in Sections 1 through 14 hereof shall become effective as of the Closing (as such term is defined in the Refunding Agreement).

                 Section 17. Ratification. Except as amended hereby, the Lease shall remain in full force and effect.

                 Section 18. Miscellaneous. THIS LEASE AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered,

                                   Series AA
subject to Section 22 of the Lease and the next sentence of this paragraph, shall be an original, but all of which counterparts together shall constitute but one and the same instrument. To the extent, if any, that the Lease or this Lease Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in the Lease or in this Lease Amendment may be created through the transfer or possession of any counterpart, other than the original counterpart, which shall be identified as the counterpart containing on the signature page thereof the receipt therefor executed by the Loan Trustee.

                                   Series AA

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            WILMINGTON TRUST COMPANY

                                           By______________________________
                                              Name:
                                              Title:

                                           AT&T CREDIT HOLDING, INC.
                                           (FORMERLY KNOWN AS AT&T CREDIT
                                           CORPORATION)

                                           By______________________________
                                              Name:
                                              Title:

                                   Series AA

                 Receipt of this original counterpart of the foregoing Lease Amendment is hereby acknowledged on this 15th day of June, 1995.


                                  STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL
                                    ASSOCIATION, LOAN TRUSTEE



                                  By ________________________________
                                     Title:

                                   Series AA